Exhibit 4.6

0% SERIES B CUMULATIVE PERPETUAL PREFERRED STOCK

Number: 1	Initial Number of Shares: [ ]

CUSIP NO.: 00130H 600

0% Series B Cumulative Perpetual Preferred Stock
(without par value)
(liquidation preference $1,000 per share)
of
THE AES CORPORATION

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

The AES Corporation, a Delaware corporation (the “Corporation”), hereby certifies that Cede & Co. or registered assigns (the “Holder”) is the registered owner of a number of fully paid and non-assessable shares of preferred stock of the Corporation designated the “0% Series B Cumulative Perpetual Preferred Stock,” without par value and liquidation preference $1,000 per share (the “Series B Preferred Stock”) as set forth in Schedule A hereto. The shares of Series B Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof and other terms and provisions of the Series B Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designations of 0% Series B Cumulative Perpetual Preferred Stock (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Corporation will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Corporation at its principal place of business.

Reference is hereby made to select provisions of the Series B Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which provisions shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

Unless the Transfer Agent has properly countersigned this certificate, the shares of Series B Preferred Stock evidenced hereby shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, The AES Corporation has executed this certificate as of the date set forth below.

THE AES CORPORATION

By:
Name:
Title:

Dated: March 11, 2021

[Signature Page to Series B Preferred Stock Certificate]

COUNTERSIGNATURE

This is one of the certificates representing shares of Preferred Stock referred to in the within mentioned Certificate of Designations.

COMPUTERSHARE TRUST CO., N.A.
as Transfer Agent

By:
Name:
Title:

Dated: March 11, 2021

[Signature Page to Series B Preferred Stock Certificate]

REVERSE OF SECURITY

THE AES CORPORATION

0% Series B Cumulative Perpetual Preferred Stock

If, pursuant to Section 12 of the Series A Certificate of Designations, dividends become payable on the Convertible Preferred Stock and/or a Modified Redemption Date applies to the Convertible Preferred Stock following a Successful Remarketing of the Convertible Preferred Stock, then as of the relevant Remarketing Settlement Date, dividends shall become payable on the Series B Preferred Stock at a Dividend Rate equal to the rate at which dividends are payable on the Convertible Preferred Stock and/or the First Redemption Date shall become the Modified Redemption Date, in each case pursuant to the Certificate of Designations. Following any Dividend Increase Remarketing, Holders of Series B Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors out of funds legally available for the payment of dividends, cumulative dividends on each share of Series B Preferred Stock at the applicable Dividend Rate on the Liquidation Preference per share of the Series B Preferred Stock, payable in cash, shares of Common Stock, or a combination of cash and shares of Common Stock, at the Corporation’s election, unless the Corporation has previously irrevocably elected a Dividend Payment Method to apply (subject to the limitations described in the Certificate of Designations).

The shares of Series B Preferred Stock shall be redeemable as provided in the Certificate of Designations.

The Corporation shall furnish without charge to each Holder who so requests a summary of the authority of the Board of Directors to determine variations for future series within a class of stock and the powers, designations, preferences and relative, participating, optional or other rights of each class or series of share capital issued by the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series B Preferred Stock evidenced hereby to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints:

agent to transfer the shares of Series B Preferred Stock evidenced hereby on the books of the Transfer Agent and Registrar. The agent may substitute another to act for him or her.

Date:________________________________

Signature:_____________________________

(Sign exactly as your name appears on the other side of this Series B Preferred Stock)

Signature Guarantee:1____________________

[1]	Signature must be guaranteed by an “eligible guarantor institution” (i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE A

The AES Corporation

Global Preferred Share

0% Series B Cumulative Perpetual Preferred Stock

The initial number of shares of Series B Preferred Stock represented by this Global Preferred Share shall be [ ]. The following exchanges of a part of this Global Preferred Share have been made:

Date of Exchange	Amount of decrease in number of shares represented by this Global Preferred Share	Amount of increase in number of shares represented by this Global Preferred Share	Number of shares represented by this Global Preferred Share following such decrease or increase	Signature of authorized officer of Registrar